                                                                Exhibit 99.1

[RGA logo]


                                               For further information, contact
                                               Jack B. Lay
                                               Executive Vice President and
                                               Chief Financial Officer
                                               (636) 736-7439

FOR IMMEDIATE RELEASE
---------------------

        REINSURANCE GROUP OF AMERICA REPORTS FOURTH-QUARTER RESULTS;
        ------------------------------------------------------------
                     PROVIDES EARNINGS GUIDANCE FOR 2006
                     -----------------------------------


         ST. LOUIS, January 30, 2006 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the fourth quarter of $68.2 million, or $1.07 per diluted share, compared to $55.4 million, or $0.87 per diluted share in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased 32 percent to $73.1 million, or $1.15 per share, from $55.5 million, $0.87 per diluted share in the year-ago quarter.

         Fourth-quarter net premiums rose 16 percent to $1,060.1 million from $916.8 million a year ago. Net investment income totaled $169.4 million versus $168.2 million the year before. Approximately $12.0 million of the prior-period amount was due to the conversion of a large annuity treaty from a funds-withheld structure to a coinsurance structure.

         A. Greig Woodring, president and chief executive officer, commented, "Each of our operating segments contributed to a strong fourth quarter. The U.S. segment reported good results with pre-tax net income totaling $84.4 million for the quarter versus $71.8 million in the prior-year quarter. Pre-tax operating income totaled $90.1 million for the quarter compared to $77.5 million in the prior-year quarter, a 16 percent increase. Mortality experience for the quarter was within our range of expectations. For the year, the U.S. reported more than $2.4 billion in net premiums, a 10 percent increase over the prior year. Pre-tax operating income for the year totaled $271.8 million, down 6 percent from $289.5 million in 2004, due primarily to the adverse claims experience during the second quarter of 2005.

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         "For the quarter, our Canada operations reported pre-tax net income of $21.4 million compared to $20.5 million a year ago. Pre-tax operating income was up 21 percent to $20.8 million from $17.2 million. Mortality experience continues to be good. Net premiums increased $30.8 million, or 42 percent for the quarter, and totaled $103.4 million. Approximately $3.7 million of the increase in net premiums and approximately $1.0 million of the increase in pre-tax operating income were the result of a favorable currency exchange rate. For the year, pre-tax operating income totaled $83.2 million, up 34 percent from $62.0 million in 2004. Foreign currency fluctuations contributed approximately $5.6 million, pretax, to the 2005 results.

         "Other International operations, which include our Asia Pacific and Europe and South Africa segments, reported a strong quarter. Asia Pacific reported pre-tax net income of $17.8 million compared with pre-tax net income of $2.5 million in the year-ago quarter. Pre-tax operating income increased to $18.2 million from $2.3 million. The current quarter reflected favorable mortality experience, while the prior-year period reflected poor mortality experience, including the effect of tsunami related reserves. Net premiums increased 26 percent to $136.4 million from $108.0 million. Foreign currency fluctuations adversely affected net premiums and pre-tax operating income by approximately $2.7 million and $0.3 million, respectively.

         "Results in Europe and South Africa were also good, driven by favorable mortality in the UK. Pre-tax net income totaled $11.9 million compared to $4.0 million a year ago. Pre-tax operating income increased to $11.8 million from $3.6 million. The prior-period results reflected adverse mortality experience in the UK. Net premiums increased 12 percent for the quarter to $141.2 million. This rate of increase has lessened relative to previous years due to a slowdown in the UK primary market. Foreign currency fluctuations, primarily the British pound, adversely affected net premiums and pre-tax operating income by approximately $9.7 million and $1.2 million, respectively.

         "For the year, our international operations contributed $75.6 million in pre-tax operating earnings, or approximately 22 percent of the consolidated total. While these results are inherently volatile on a quarterly basis, we have been pleased with the cumulative performance of the international operations when measured over the last several years. As the operations mature and grow, we expect the volatility to decrease.

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         "The Corporate and Other segment reported a pre-tax net operating loss of $26.0 million. That amount includes the impact of approximately $7.0 million, pretax, or $0.07 per share on an after-tax basis, in costs associated with commuting the majority of our remaining Argentine pension business. We negotiated the commutation of the two most significant treaties, and have now commuted over 95 percent of our obligations. The residual business is insignificant."

         For the year, consolidated net income totaled $224.2 million, or $3.52 per diluted share, compared to $221.9 million, or $3.52 per diluted share, in the year-ago period. Operating income totaled $225.5 million, or $3.54 per diluted share, compared to $224.6 million, or $3.57 per diluted share the year before. Operating income in 2005 benefited from net stronger foreign currencies by approximately $3.4 million, after tax, or approximately $0.05 per diluted share. Consolidated net premiums were up 16 percent, to $3,866.8 million from $3,347.4 million.

         Woodring concluded, "It was a strong quarter, but we did not meet our full-year 2005 earnings expectation due primarily to the adverse claims experience in the U.S. during the second quarter and the negotiation of final settlements for the Argentine pension business. However, we did recoup some of that poor experience in the second half of the year and head into 2006 with good momentum. We expect continued growth in 2006; however, the pace of growth in our North American operations and select international markets, such as the UK, is expected to moderate. On a consolidated basis for 2006, we expect operating earnings per diluted share to be within a range of $4.00 to $4.50 and consolidated net premium growth of 10 percent to 15 percent."

         The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable February 27 to shareholders of record as of February 6. Additionally, Lisa M. Weber, a MetLife executive, resigned from the board of directors, and the board elected Georgette A. Piligian, senior vice president & chief information officer, corporate systems, MetLife, to fill the vacancy.

         A conference call to discuss the company's fourth-quarter results will begin at 9 a.m. Eastern Time on Tuesday, January 31. Interested parties may access the call by dialing 800-210-9006 (domestic) or 719-457-2621 (international). The access code is 4180935. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through February 7 at 888-203-1112 (domestic) or 719-457-0820, access code 4180935.

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         Reinsurance Group of America, Incorporated, through its
subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest global providers of life reinsurance. In addition to its U.S. and Canadian operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.7 trillion of life reinsurance in force, and assets of $16.2 billion. MetLife, Inc. is the beneficial owner of approximately 53 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition,
(3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange

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rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients, (14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities, (16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business, (20) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as a holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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Add Five

Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
           Reconciliation of Net Income From Continuing Operations
                             to Operating Income
                           (Dollars in thousands)

                                 Three Months Ended      Twelve Months Ended
                                    December 31,            December 31,
                                 --------------------------------------------

                                   2005      2004        2005         2004
                                   ----      ----        ----         ----

GAAP net income-continuing
  operations                     $69,665    $55,917    $235,608     $245,300
Investment related
  (gains)/losses                   3,942        (36)    (12,798)     (22,044)
Change in value of embedded
  derivatives                       (822)       146      (4,839)        (104)
DAC offset for embedded
  derivatives and investment
  related (gains)/losses, net        341       (509)      7,503        1,472
                                 -------------------------------------------

   Operating income              $73,126    $55,518    $225,474     $224,624



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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                           (Dollars in thousands)

(Unaudited)                     Three Months Ended December 31, 2005

                          Pre-tax     Investment     Change in     Pre-tax
                            net        related       value of     operating
                          income       (gains)/      embedded      income
                          (loss)     losses, net    derivative     (loss)
                         --------    -----------    ----------    ---------
U.S. Operations:
 Traditional             $ 74,729      $3,293        $  --        $ 78,022
 Asset Intensive            5,019       2,653(1)      (254)(2)       7,418
 Financial Reinsurance      4,675          --           --           4,675
                         -------------------------------------------------
  Total U.S.               84,423       5,946         (254)         90,115

Canada Operations          21,421        (641)          --          20,780

Asia Pacific Operations    17,815         414           --          18,229
Europe & South Africa      11,882        (100)          --          11,782
                         -------------------------------------------------
  Other Intl Operations    29,697         314           --          30,011

Corporate & Other         (25,901)        (53)          --         (25,954)
                         -------------------------------------------------
Consolidated             $109,640      $5,566        $(254)       $114,952
                         =================================================

(1) Asset Intensive is net of $ (485)DAC offset.
(2) Asset Intensive is net of DAC offsets of $1,010 included in change in deferred acquisition cost associated with change in value of embedded derivative.



                                Three Months Ended December 31, 2004

                           Pre-tax   Investment    Change in     Pre-tax
                             net      related       value of    operating
                           income     (gains)/      embedded      income
                           (loss)    losses, net   derivative     (loss)
                          --------   -----------   ----------   ---------
U.S. Operations:
 Traditional              $ 63,927    $   642      $    --       $ 64,569
 Asset Intensive             4,599      6,972(1)    (1,979)(2)      9,592
 Financial Reinsurance       3,310         --           --          3,310
                          -----------------------------------------------
  Total U.S.                71,836      7,614       (1,979)        77,471

Canada Operations           20,519     (3,349)          --         17,170

Asia Pacific Operations      2,520       (228)          --          2,292
Europe & South Africa        4,016       (437)          --          3,579
                          -----------------------------------------------
  Other Intl Operations      6,536       (665)          --          5,871

Corporate & Other          (19,012)       117           --        (18,895)
                          -----------------------------------------------
Consolidated              $ 79,879    $ 3,717      $(1,979)      $ 81,617
                          ===============================================

(1) Asset Intensive is net of $1,419 DAC offset.
(2) Asset Intensive is net of DAC offsets of $18,612 included in change in deferred acquisition cost associated with change in value of embedded derivative, ($20,782)DAC offset included in policy acquisition costs and other insurance expenses, and $25,911 investment income offset.

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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                (Dollars in thousands, except per share data)

                               Twelve Months Ended December 31, 2005

                           Pre-tax    Investment     Change in      Pre-tax
                             net        related       value of     operating
                           income      (gains)/       embedded      income
                           (loss)     losses, net    derivative     (loss)
                          --------    -----------    ----------    ---------
U.S. Operations:
 Traditional              $231,018    $  2,152         $  --       $233,170
 Asset Intensive            23,337         959(1)       (472)(2)     23,824
 Financial Reinsurance      14,806          --            --         14,806
                          -------------------------------------------------
  Total U.S.               269,161       3,111          (472)       271,800

Canada Operations           87,978      (4,809)           --         83,169

Asia Pacific Operations     40,366         294            --         40,660
Europe & South Africa       35,375        (427)           --         34,948
                          -------------------------------------------------
  Other Intl Operations     75,741        (133)           --         75,608

Corporate & Other          (76,534)     (8,697)(3)        --        (85,231)
                          -------------------------------------------------
Consolidated              $356,346    $(10,528)        $(472)      $345,346
                          =================================================

(1) Asset Intensive is net of $(118) DAC offset.
(2) Asset Intensive is net of DAC offsets of $6,972 included in change in deferred acquisition cost associated with change in value of embedded derivative.
(3) Corporate & Other is net of DAC offsets of $3,048 included in policy acquisition costs and other insurance expenses.


                                Twelve Months Ended December 31, 2004

                           Pre-tax    Investment     Change in     Pre-tax
                             net        related       value of     operating
                           income      (gains)/       embedded      income
                           (loss)     losses, net    derivative     (loss)
                          --------    -----------    ----------    ---------
U.S. Operations:
 Traditional              $260,067    $ (9,738)       $    --      $250,329
 Asset Intensive            17,254       7,346 (1)      1,954(2)     26,554
 Financial Reinsurance      12,603          --             --        12,603
                          -------------------------------------------------
  Total U.S.               289,924      (2,392)         1,954       289,486

Canada Operations           73,485     (11,508)            --        61,977

Asia Pacific Operations     12,605        (670)            --        11,935
Europe & South Africa       31,682      (5,080)            --        26,602
                          -------------------------------------------------
  Other Intl Operations     44,287      (5,750)            --        38,537

Corporate & Other          (38,503)     (9,673)            --       (48,176)
                          -------------------------------------------------
Consolidated              $369,193    $(29,323)       $ 1,954      $341,824
                          =================================================

(1) Asset Intensive is net of $150 DAC offset.
(2) Asset Intensive is net of DAC offsets of $22,896 included in change in deferred acquisition cost associated with change in value of embedded derivative, ($20,782) DAC offset included in policy acquisition costs and other insurance expenses, and $25,944 investment income offset.

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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                           (Dollars in thousands)

                               Three Months Ended         Twelve Months Ended
(Unaudited)                       December 31,                December 31,
-------------------------------------------------------------------------------
                               2005          2004          2005         2004
                               ----          ----          ----         ----

Revenues:
  Net premiums              $1,060,069    $  916,812    $3,866,775   $3,347,448
  Investment income, net
    of related expenses        169,372       168,201       639,165      580,528
  Investment related
    gains/(losses), net         (5,998)       (2,298)       13,590       29,473
  Change in value of
    embedded derivatives         1,264        25,720         7,444       26,104
  Other revenues                14,093        15,383        57,791       55,366
                            ------------------------    -----------------------
     Total revenues          1,238,800     1,123,818     4,584,765    4,038,919

Benefits and expenses:
  Claims and other
    policy benefits            847,583       755,063     3,187,902    2,678,537
  Interest credited             54,789        60,245       208,376      198,931
  Policy acquisition
    costs and other
    insurance expenses         168,830       165,714       629,359      591,029
  Change in deferred
    acquisition cost
    associated with
    change in value of
    embedded derivatives         1,010        18,612         6,972       22,896
  Other operating expenses      45,352        34,603       154,382      139,896
  Interest expense              11,596         9,702        41,428       38,437
                            ------------------------    -----------------------
     Total benefits
       and expenses          1,129,160     1,043,939     4,228,419    3,669,726
                            ------------------------    -----------------------

  Income from continuing
    operations before
    income taxes               109,640        79,879       356,346      369,193

     Provision for income
       taxes                    39,975        23,962       120,738      123,893
                            ------------------------    -----------------------

  Income from continuing
    operations                  69,665        55,917       235,608      245,300

  Discontinued operations:
     Loss from discontinued
     accident and health
     operations, net of
     income taxes               (1,488)         (497)      (11,428)     (23,048)

Cumulative effect of
  change in accounting
  principle                         --            --            --         (361)
                            ------------------------   ------------------------

  Net income                $   68,177    $   55,420    $  224,180   $  221,891
                            ========================    =======================


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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                (Dollars in thousands, except per share data)

                               Three Months Ended   Twelve Months Ended
(Unaudited)                        December 31,        December 31,
-----------------------------------------------------------------------
                                 2005       2004       2005      2004
                                 ----       ----       ----      ----

Earnings per share from
continuing operations:
 Basic earnings per share      $  1.12    $  0.90    $  3.77    $  3.94
 Diluted earnings per share    $  1.09    $  0.88    $  3.70    $  3.90

Diluted earnings before
 Investment related gains/
  (losses), change in value
  of embedded derivatives,
  and related deferred
  acquisition costs            $  1.15    $  0.87    $  3.54    $  3.57

Earnings per share from
net income:
 Basic earnings per share      $  1.09    $  0.89    $  3.58    $  3.56
 Diluted earnings per share    $  1.07    $  0.87    $  3.52    $  3.52

Weighted average number of
common and common equivalent
shares outstanding
(in thousands)                  63,653     63,632     63,724     62,964



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       REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                  Condensed Consolidated Business Summary

                                                          At or For the
                                                       Twelve Months Ended
(Unaudited)                                                December 31,
------------------------------------------------------------------------------
                                                      2005             2004
                                                      ----             ----

Gross life reinsurance in force (in billions)
   North American business                         $ 1,211.1        $ 1,095.7
   International business                          $   525.5        $   363.2

Gross life reinsurance written (in billions)
   North American business                         $   218.9        $   188.1
   International business                          $   135.2        $    91.0

Consolidated cash and invested assets
 (in millions)                                     $12,460.1        $10,716.3
   Invested asset book yield - trailing
    three months excluding funds withheld               5.92%            5.93%

Investment portfolio mix
     Cash and short-term investments                    2.05%            1.72%
     Fixed maturity securities                         55.17%           56.21%
     Mortgage loans                                     5.20%            5.69%
     Policy loans                                       7.92%            8.93%
     Funds withheld at interest                        27.77%           25.52%
     Other invested assets                              1.89%            1.93%

Short-term debt (in millions)                      $   125.6        $    56.1
Long-term debt (in millions)                       $   674.4        $   349.7
Company-obligated mandatorily
 redeemable preferred securities
 of subsidiary (in millions)                       $   158.6        $   158.4
Book value per share outstanding                   $   41.38        $   36.50
Book value per share outstanding, before
  impact of FAS 115*                               $   35.46        $   32.58

Total stockholders' equity (in millions)           $ 2,527.5        $ 2,279.0
Total stockholders' equity, before
  impact of FAS 115* (in millions)                 $ 2,165.7        $ 2,034.3

Treasury shares                                    2,052,316          683,245
Common stock outstanding                          61,075,957       62,445,028

* Book value per share outstanding and total stockholders' equity, before impact of FAS 115, are non-GAAP financial measures that management believes are important in evaluating the balance sheet, ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.

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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                  U.S. OPERATIONS
(Unaudited)                  (Dollars in thousands)

                                Three Months Ended December 31, 2005
                                           Asset-     Financial     Total
Revenues:                  Traditional   Intensive   Reinsurance     U.S.
                           -----------   ---------   -----------   ------
Net premiums                $677,510      $ 1,182      $   --     $678,692
Investment income, net
 of related expenses          65,161       58,775          70      124,006
Investment related
 gains/(losses), net          (3,293)      (3,138)         --       (6,431)
Change in value of
 embedded derivatives             --        1,264          --        1,264
Other revenues                  (503)       2,661       8,170       10,328
                            --------      -------      ------     --------
  Total revenues             738,875       60,744       8,240      807,859
Benefits and expenses:
Claims and other
 policy benefits             543,763          761           1      544,525
Interest credited             12,095       42,157          --       54,252
Policy acquisition costs
 and other insurance
 expenses                     97,456       10,489       2,222      110,167
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives          --        1,010          --        1,010
Other operating expenses      10,832        1,308       1,342       13,482
                            --------      -------      ------     --------
  Total benefits
   and expenses              664,146       55,725       3,565      723,436
  Income before
    income taxes            $ 74,729      $ 5,019      $4,675     $ 84,423
                            ========      =======      ======     ========

                                Three Months Ended December 31, 2004
                                           Asset-     Financial     Total
Revenues:                  Traditional   Intensive   Reinsurance     U.S.
                           -----------   ---------   -----------   ------
Net premiums                $607,953      $ 1,234      $   --     $609,187
Investment income, net
 of related expenses          58,748       69,766          44      128,558
Investment related
 gains/(losses), net            (642)      (5,553)         --       (6,195)
Change in value of
 embedded derivatives             --       25,720          --       25,720
Other revenues                   964        3,514       7,185       11,663
                            --------      -------      ------     --------
  Total revenues             667,023       94,681       7,229      768,933
Benefits and expenses:
Claims and other
 policy benefits             486,117         (305)         --      485,812
Interest credited             14,022       45,630          --       59,652
Policy acquisition
 costs and other
 insurance expenses           93,740       24,913       2,598      121,251
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives             --       18,612          --       18,612
 Other operating
   expenses                    9,217        1,232       1,321       11,770
                            --------      -------      ------     --------
  Total benefits and
   expenses                  603,096       90,082       3,919      697,097
    Income before
     income taxes           $ 63,927      $ 4,599      $3,310     $ 71,836
                            ========      =======      ======     ========
                                  - more -

Add Twelve

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
                           (Dollars in thousands)

                                  Twelve Months Ended December 31, 2005
                                            Asset-      Financial     Total
Revenues:                   Traditional   Intensive    Reinsurance     U.S.
                            -----------   ---------    -----------    -----
Net premiums                $2,429,541    $  4,670       $    --    $2,434,211
Investment income, net
 of related expenses           245,195     220,819           121       466,135
Investment related
 gains/(losses),net             (2,152)     (1,077)           --        (3,229)
Change in value of
 embedded derivatives               --       7,444            --         7,444
Other revenues                   2,290       8,621        28,554        39,465
                            ----------    --------       -------     ---------
  Total revenues             2,674,874     240,477        28,675     2,944,026
Benefits and expenses:
Claims and other
 policy benefits             2,008,536       4,870             6     2,013,412
Interest credited               53,958     151,966            --       205,924
Policy acquisition
 costs and other
 insurance expenses            341,066      48,276         8,452       397,794
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives               --       6,972            --         6,972
Other operating expenses        40,296       5,056         5,411        50,763
                            ----------    --------       -------    ----------
  Total benefits and
   expenses                  2,443,856     217,140        13,869     2,674,865
  Income before
    income taxes            $  231,018    $ 23,337       $14,806    $  269,161
                            ==========    ========       =======    ==========

                                  Twelve Months Ended December 31, 2004
                                            Asset-      Financial     Total
Revenues:                   Traditional   Intensive    Reinsurance     U.S.
                            -----------   ---------    -----------    -----
Net premiums                $2,207,817    $  4,833       $    --    $2,212,650
Investment income, net
 of related expenses           220,080     215,862           173       436,115
Investment related
 gains/(losses),net              9,738      (7,196)           --         2,542
Change in value of
 embedded derivatives               --      26,104            --        26,104
Other revenues                   4,157       9,735        27,419        41,311
                            ----------    --------       -------    ----------
  Total revenues             2,441,792     249,338        27,592     2,718,722
Benefits and expenses:
Claims and other
 policy benefits             1,758,452       9,751             2     1,768,205
Interest credited               50,290     146,480            --       196,770
Policy acquisition
 costs and other
 insurance expenses            329,006      48,243         9,521       386,770
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives               --      22,896            --        22,896
Other operating expenses        43,977       4,714         5,466        54,157
                            ----------    --------       -------    ----------
  Total benefits and
   expenses                  2,181,725     232,084        14,989     2,428,798
  Income before
    income taxes            $  260,067    $ 17,254       $12,603    $  289,924
                            ==========    ========       =======    ==========

                                  - more -

Add Thirteen

      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          CANADIAN OPERATIONS
                         (Dollars in thousands)

                                                   Three Months Ended
(Unaudited)                                           December 31,
-----------------------------------------------------------------------
                                                    2005        2004
                                                    ----        ----
Revenues:
  Net premiums                                    $103,447    $ 72,643
  Investment income, net of related expenses        32,650      27,582
  Investment related gains, net                        694       3,349
  Other revenues                                       (13)         (6)
                                                  --------    --------
    Total revenues                                 136,778     103,568

Benefits and expenses:
  Claims and other policy benefits                  91,252      72,109
  Interest credited                                    230         515
  Policy acquisition costs and other
    insurance expenses                              19,701       7,472
  Other operating expenses                           4,174       2,953
                                                  --------    --------
    Total benefits and expenses                    115,357      83,049

    Income before income taxes                    $ 21,421    $ 20,519
                                                  ========    ========



                                                   Twelve Months Ended
(Unaudited)                                           December 31,
-----------------------------------------------------------------------
                                                    2005        2004
                                                    ----        ----
Revenues:
  Net premiums                                    $343,131    $253,852
  Investment income, net of related expenses       120,434     100,141
  Investment related gains, net                      4,941      11,508
  Other revenues                                      (279)         32
                                                  --------    --------
    Total revenues                                 468,227     365,533

Benefits and expenses:
  Claims and other policy benefits                 307,959     250,542
  Interest credited                                  1,105       1,840
  Policy acquisition costs and other
    insurance expenses                              56,011      28,505
  Other operating expenses                          15,174      11,161
                                                  --------    --------
    Total benefits and expenses                    380,249     292,048

    Income before income taxes                    $ 87,978    $ 73,485
                                                  ========    ========



                                  - more -

Add Fourteen

                         Europe & South Africa
                         (Dollars in thousands)

                                                   Three Months Ended
(Unaudited)                                           December 31,
----------------------------------------------------------------------
                                                    2005        2004
                                                    ----        ----
Revenues:
  Net premiums                                    $141,219    $125,617
  Investment income, net of related expenses         2,675       1,328
  Investment related gains, net                        100         437
  Other revenues                                        92         (14)
                                                  --------    --------
    Total revenues                                 144,086     127,368

Benefits and expenses:
  Claims and other policy benefits                  99,634      82,233
  Interest credited                                    220          --
  Policy acquisition costs and other
    insurance expenses                              24,253      35,083
  Other operating expenses                           7,749       5,786
  Interest expense                                     348         250
                                                  --------    --------
    Total benefits and expenses                    132,204     123,352

    Income before income taxes                    $ 11,882    $  4,016
                                                  ========    ========


                                                   Twelve Months Ended
(Unaudited)                                            December 31,
-----------------------------------------------------------------------
                                                    2005        2004
                                                    ----        ----
Revenues:
  Net premiums                                    $552,694    $478,580
  Investment income, net of related expenses         9,710       5,125
  Investment related gains, net                        427       5,080
  Other revenues                                       302       1,541
                                                  --------    --------
    Total revenues                                 563,133     490,326

Benefits and expenses:
  Claims and other policy benefits                 405,122     314,128
  Interest credited                                    882          --
  Policy acquisition costs and other
    insurance expenses                              92,364     121,708
  Other operating expenses                          27,791      21,472
  Interest expense                                   1,599       1,336
                                                  --------    --------
    Total benefits and expenses                    527,758     458,644

    Income before income taxes                    $ 35,375    $ 31,682
                                                  ========    ========


                                  - more -

Add Fifteen


      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                              Asia Pacific
                         (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                          December 31,
---------------------------------------------------------------------
                                                    2005        2004
                                                    ----        ----
Revenues:
  Net premiums                                    $136,364    $108,043
  Investment income, net of related expenses         8,385       4,951
  Investment related gains (losses), net              (414)        228
  Other revenues                                     1,946       1,959
                                                  --------    --------
    Total revenues                                 146,281     115,181

Benefits and expenses:
  Claims and other policy benefits                 104,688     103,308
  Policy acquisition costs and other
    insurance expenses                              14,999       1,378
  Other operating expenses                           8,372       7,470
  Interest expense                                     407         505
                                                  --------    --------
    Total benefits and expenses                    128,466     112,661

    Income before income taxes                    $ 17,815    $  2,520
                                                  ========    ========



                                                  Twelve Months Ended
(Unaudited)                                           December 31,
----------------------------------------------------------------------
                                                    2005        2004
                                                    ----        ----
Revenues:
  Net premiums                                    $534,926    $399,122
  Investment income, net of related expenses        29,427      16,113
  Investment related gains (losses), net              (294)        670
  Other revenues                                     4,593       5,121
                                                  --------    --------
    Total revenues                                 568,652     421,026

Benefits and expenses:
  Claims and other policy benefits                 420,024     330,144
  Policy acquisition costs and other
    insurance expenses                              79,146      52,300
  Other operating expenses                          27,437      24,363
  Interest expense                                   1,679       1,614
                                                  --------    --------
    Total benefits and expenses                    528,286     408,421

    Income before income taxes                    $ 40,366    $ 12,605
                                                  ========    ========



                                  - more -

Add Sixteen

                          CORPORATE AND OTHER
                         (Dollars in thousands)

                                                   Three Months Ended
(Unaudited)                                           December 31,
----------------------------------------------------------------------
                                                    2005        2004
                                                    ----        ----

Revenues:
  Net premiums                                    $    347    $  1,322
  Investment income, net of related expenses         1,656       5,782
  Investment related gains (losses), net                53        (117)
  Other revenues                                     1,740       1,781
                                                  --------    --------
    Total revenues                                   3,796       8,768

Benefits and expenses:
  Claims and other policy benefits                   7,484      11,601
  Interest credited                                     87          78
  Policy acquisition costs and other
    insurance expenses                                (290)        530
  Other operating expenses                          11,575       6,624
  Interest expense                                  10,841       8,947
                                                  --------    --------
    Total benefits and expenses                     29,697      27,780

    Income before income taxes                    $(25,901)   $(19,012)
                                                  ========    ========


                                                  Twelve Months Ended
(Unaudited)                                           December 31,
----------------------------------------------------------------------
                                                    2005        2004
                                                    ----        ----

Revenues:
  Net premiums                                    $  1,813    $  3,244
  Investment income, net of related expenses        13,459      23,034
  Investment related gains, net                     11,745       9,673
  Other revenues                                    13,710       7,361
                                                  --------    --------
    Total revenues                                  40,727      43,312

Benefits and expenses:
  Claims and other policy benefits                  41,385      15,518
  Interest credited                                    465         321
  Policy acquisition costs and other
    insurance expenses                               4,044       1,746
  Other operating expenses                          33,217      28,743
  Interest expense                                  38,150      35,487
                                                  --------    --------
    Total benefits and expenses                    117,261      81,815

    Income before income taxes                    $(76,534)   $(38,503)
                                                  ========    ========





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